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Exhibit 99.2

CONTACTS:

Investor Relations:	Media Relations:
Carole Curtin	Patrick Mulcahy
carole.curtin@twtelecom.com	patrick.mulcahy@twtelecom.com
303-566-1000	303-566-1470

Time Warner Telecom Announces Pricing of
Secondary Common Stock Offering By Principal Stockholders

        LITTLETON, Colo.—March 24, 2006—Time Warner Telecom Inc. (Nasdaq: TWTC), a leading provider of managed voice and data networking solutions for business customers, today announced the pricing of an underwritten public offering of 19,400,000 shares of its Class A common stock to be sold by affiliates of Time Warner Inc. (NYSE: TWX) and by Advance Telecom Holdings Corp. and Samuel I. Newhouse Foundation Inc. The sale of Class A common stock, which will be sold to the public by the selling stockholders at a price of $14.62 per share, is expected to close on March 29, 2006. The offering was increased from the originally announced offering size of 17,500,000 shares. The selling stockholders have granted the underwriters an over-allotment option to purchase up to an additional 2,910,000 shares of Class A common stock. The Company will not receive any cash proceeds from the offering.

        Deutsche Bank Securities, Morgan Stanley and JP Morgan are joint lead managers and bookrunners for the offering. In addition, Morgan Stanley is serving as deal coordinator for the offering. Interested parties may obtain a written prospectus from Morgan Stanley & Co. Incorporated, 180 Varick Street, New York, New York, 10014.

        The Company has filed a registration statement (File No. 333-132504) (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Company has filed with the SEC for more complete information about the Company and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Company, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling, if you are a retail investor, toll-free 1-800-584-6837 or if you are an institutional investor by calling toll-free 1-866-718-1649.

About Time Warner Telecom

        Time Warner Telecom Inc., headquartered in Littleton, Colo., provides managed network services, specializing in Ethernet and transport data networking, Internet access, local and long distance voice, VoIP and security, to enterprise organizations and communications services companies throughout the U.S. As a leading provider of integrated and converged network solutions, Time Warner Telecom delivers customers overall economic value, quality, service, and improved business productivity. Please visit www.twtelecom.com for more information.

        Legal Notice Regarding Forward-Looking Statements Statements contained in this press release that are not historical facts may be considered forward-looking statements as that item is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from these forward-looking statements. Many of these risks and uncertainties cannot be predicted with accuracy and some might not even be anticipated. Some of the factors that could significantly impact the forward-looking statements in this press release are discussed in our reports filed with the Securities and Exchange Commission. Any forward-looking statement is qualified by reference to these risks and factors. These risks and factors are not exclusive, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this release. Additional information regarding these and other factors may be contained in the Company's SEC filings, including without limitation, the Company's Form 10-K for its fiscal year ended December 31, 2005. The Company's filings are available from the Securities and Exchange Commission or may be obtained on the Company's website at www.twtelecom.com.

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Time Warner Telecom Announces Pricing of Secondary Common Stock Offering By Principal Stockholders